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                                                                  EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated April 26, 1999 included in this Form 10-K into the Company's previously filed Registration Statements (File Nos. 333-37105, 333-44699, 333-60423 and 333-65333).



San Diego, California
June 29, 1999
                               ARTHUR ANDERSEN LLP